Exhibit 5.2

P.O. Box 1507, 3000 BM Rotterdam Weena 355, Rotterdam

PETROBRAS GLOBAL FINANCE B.V.

Weena 722

3014 DA Rotterdam

The Netherlands

Petróleo Brasileiro S.A. – Petrobras

Avenida República do Chile, 65

20031-912 Rio de Janeiro
Brazil

Rotterdam, 1 October 2012
Re: PETROBRAS GLOBAL FINANCE B.V. – Issue of Global Notes
Our ref: 320008290/8926432.1

Dear Sirs,

1.                   Introduction

We have acted as special Dutch legal counsel to PETROBRAS GLOBAL FINANCE B.V., with corporate seat in Rotterdam, the Netherlands (the "Issuer") in relation to the offering pursuant to the registration statement on Form F-3 (Nos. 333-183618 and 333-183618-01) (the "Registration Statement") and the issuance by the Issuer of €1,300,000,000 3.25% global notes due 2019 (the "Series 1 Notes") pursuant to the Original Indenture (as defined below) as supplemented by the First Supplemental Indenture (as defined below), €700,000,000 4.25% global notes due 2023 (the "Series 2 Notes") pursuant to the Original Indenture as supplemented by the Second Supplemental Indenture (as defined below) and £450,000,000 5.375% global notes due 2029 (the "Series 3 Notes") pursuant to the Original Indenture as supplemented by the Third Supplemental Indenture (as defined below). The Series 1 Notes, the Series 2 Notes and the Series 3 Notes are collectively referred to in this opinion as the “Notes”. The First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture will collectively be referred to as the "Documents".

2.                  Scope of investigation; definitions

For purposes of this letter, we have examined and relied solely upon the following documents:

2.1.              a copy received by us on 29 August 2012 of a signed copy of an indenture between The Bank of New York Mellon (the "Trustee") and the Issuer dated 29 August 2012 (the "Original Indenture");

2.2.              a copy received by us on 28 September 2012 of an execution copy dated 28 September 2012 of the first supplemental indenture to the Original Indenture among the Issuer, Petrobras Petróleo Brasileiro S.A. – Petrobras ("Petrobras" or "Guarantor"), the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent (the "First Supplemental Indenture");

2.3.              a copy received by us on 28 September 2012 of an execution copy dated 28 September 2012 of the second supplemental indenture to the Original Indenture among the Issuer, Petrobras, the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent (the "Second Supplemental Indenture");

2.4.              a copy received by us on 28 September 2012 of an execution copy dated 28 September 2012 of the third supplemental indenture to the Original Indenture among the Issuer, Petrobras, the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent (the "Third Supplemental Indenture");

2.5.              a photocopy of a notarial copy of the Issuer's deed of incorporation dated 2 August 2012 containing, according to the Extract (as defined below), its current articles of association (the "Articles"), as deposited with the chamber of commerce for Rotterdam (the "Chamber of Commerce");

2.6.              a faxed copy of a trade register extract regarding the Issuer obtained from the Chamber of Commerce and dated 28 September 2012 (the "Extract");

2.7.              a copy received by us on 28 September 2012 of a written resolution of the Issuer's board of managing directors (bestuur) dated 24 September 2012 (the "Managing Board Resolution") containing a power of attorney granted by the Issuer to Sérvio Túlio da Rosa Tinoco, Arthur Costa da Silva, Maurício Piragibe de Carvalho Faria, Neyde Lucia Sáfadi de Abreu, Larry Carris Cardoso, José Roberto Espósito, Andre Luis Campos Silva, Guilherme Ribeiro de Almeida and Alexandre Antonio Germano Bittencourt  (the "Power of Attorney"); and

2.8.              a copy received by us on 28 September 2012 of a written resolution of PETROBRAS INTERNATIONAL BRASPETRO B.V. in its stated capacity as the Issuer's sole shareholder dated 24 September 2012 (the "Shareholders Resolution").

 In addition, on the date of this letter:

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2.9.              the Chamber of Commerce has confirmed to us over the telephone that a trade register extract regarding the Issuer dated today would contain the same information as is contained in the Extract;

2.10.         the bankruptcy division (faillissementsgriffie) of the Rotterdam district court has confirmed to us over the telephone that the Issuer is not listed in the register kept by that district court as having been declared bankrupt or granted suspension of payments;

2.11.          we obtained a print of the Dutch online register for Dutch insolvencies available at http://insolventies.rechtspraak.nl, confirming that the Issuer is not listed in this Dutch online register as having been declared bankrupt or granted suspension of payments; and

2.12.          we obtained a print of the Dutch online register for EU insolvencies kept pursuant to the Insolvency Regulation (as defined below) and available at http://www.rechtspraak.nl/Uitspraken-en-Registers/centraal-insolventieregister/Pages/EU-Registratie.aspx, confirming that the Issuer is not listed in this Dutch online register as being the subject of any Insolvency Proceeding (as defined below);

(the confirmations contained in paragraphs 2.10, 2.11 and 2.12 together the "Non-Insolvency Confirmations").

3.                  Further definitions; interpretation

3.1.             In this letter:

"DCC" means the Dutch Civil Code (Burgerlijk Wetboek);

"Dutch Law" means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curaçao, Saba, Sint Eustatius and Sint Maarten ("the Netherlands") as they currently stand and are applied by the courts of the Netherlands but excluding unpublished case law and case law available in electronic form only;

"FMSA" means the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht);

"Indentures" means the Original Indenture and the Documents collectively;

"Insolvency Proceeding" means each of the proceedings listed in Annex A or B of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1), as amended (the “Insolvency Regulation”);

"Offer Regulations" means (a) Commission Regulation (EC) No. 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the incorporation by reference and publication of such prospectuses and dissemination of advertisements, as amended and supplemented, including Commission Delegated Regulation (EU) No. 486/2012 of 30 March 2012 amending Regulation (EC) No. 809/2004 as regards the format and the content of the prospectus, the base prospectus, the summary and the final terms and as regards the disclosure requirements and (b) Commission Regulation (EC) No. 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilization of financial instruments;

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"Resolutions" means the Managing Board Resolution and the Shareholders Resolution;

"SEC" means the U.S. Securities and Exchange Commission;

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

3.2.             In this letter Dutch legal concepts are expressed in English terms. In some instances the Dutch terms expressing such concepts are mentioned for the purpose of clarification. These concepts of Dutch Law may not be identical to the concepts existing under the laws of other jurisdictions and described by the English terms used in this letter.

4.                  Assumptions

For the purpose of this letter, we have assumed that:

4.1.             all copies of documents conform to the originals and that all originals are authentic and complete;

4.2.             each signature is the genuine signature of the individual concerned;

4.3.             the Documents have been or will have been entered into in the form reviewed by us;

4.4.             all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of execution of the Documents and remain true and accurate on the date hereof;

4.5.             the Issuer is not the subject of any Insolvency Proceeding, emergency measures (noodregeling), a non-insolvency dissolution or liquidation, or a statutory merger or demerger;

4.6.             at the time of the offering of the Notes (i) the Registration Statement, and any amendments thereto (including post-effective amendments) has been filed with the SEC and will have become effective; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Notes offered thereby; (iii) the Notes will be issued and sold in compliance with all applicable U.S. federal and state securities laws and all other applicable laws other than the laws of the Netherlands and in the manner stated in the Registration statement and a prospectus supplement thereto;

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4.7.              the Notes will be executed on behalf of the Issuer and any other party thereto by a person or persons authorised to execute the same, authenticated, issued and delivered in accordance with the provisions of the Indentures;

4.8.              all Notes: (i) are within the capacity and powers of each party other than the Issuer; (ii) will have been validly issued to and accepted by each party;

4.9.              there is no works council whose advice on the signing of the Registration Statement, the Issuer's entry into the Indentures or the issue of the Notes must be sought pursuant to the Dutch Works Councils Act (Wet op de ondernemingsraden);

4.10.           the Resolutions were validly passed and remain in full force and effect without modification;

4.11.           the Power of Attorney remains in full force and effect without modification and that no rule of law under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person who is authorised to sign the Documents on behalf of the Issuer under the Power of Attorney, which adversely affects the existence and extent of that authority as expressed in the Power of Attorney;

4.12.          each party to the Documents and the Notes other than the Issuer has all requisite power and authority (corporate and otherwise) to enter into and perform the Documents and the Notes;

4.13.          the Documents and the Notes have been duly and validly authorised by the parties thereto other than the Issuer and have been entered into by or on behalf of, and has been and will be duly performed by, the parties thereto other than the Issuer;

4.14.          the Documents have been or will have been signed on behalf of the Issuer  by either (i) a Manager A of the Issuer and a Manager B of the Issuer, or (ii) a person named as attorney in the Power of Attorney;

4.15.          when validly entered into by all the parties thereto, the Documents and the Notes constitute the valid and binding obligations of each of the parties thereto, and are enforceable against those parties in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed and all other applicable laws, other than Dutch law;

4.16.          any and all authorizations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction other than the Netherlands which may be required (other than under the laws of the Netherlands) in respect of the offering of the Notes and the execution or performance of the Documents have been or will be duly obtained or made, as the case may be;

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4.17.          the assets of the Issuer are not intended for public use (de openbare dienst);

4.18.          no Note qualifies as a game or wager (spel of weddingschap) within the meaning of Section 7A:1825 DCC and no issue of Notes falls within the scope of the Games of Chance Act (Wet op de kansspelen);

4.19.          all Notes offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are or will be offered in accordance with the FMSA, including the rules promulgated thereunder, and, to the extent applicable, the Offer Regulations;

4.20.          no Notes have been, are or will be admitted to trading on a regulated market operated or situated in the European Economic Area;

4.21.          at the time when it disposed or disposes of any Notes in the context of any offer of Notes, the Issuer did or does not possess inside information (voorwetenschap) in respect of itself or the trade in the relevant Notes; and

4.22.          that the Issuer and the Guarantor comply and will continue to comply with the requirements set out in section 3:2 of the FMSA and that the Issuer therefore does not require a banking license pursuant to the FMSA.

5.                  Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we express the following opinions:

5.1.             The Issuer has been incorporated and is existing as a legal entity (rechtspersoon) in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch Law.

5.2.             The Issuer has the corporate power to enter into and perform the Documents and to issue and perform the Notes.

5.3.             The Issuer has taken all necessary corporate action to authorize its entry into and performance of the Documents and the Notes.

5.4.             The entry into and performance of the Documents and the issue and performance of the Notes by the Issuer do not conflict with or result in a violation of the Articles or Dutch Law.

5.5.             Under Dutch Law, the Issuer is not entitled to immunity from legal proceedings nor are its assets immune from execution.

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6.                  Qualifications

This letter is subject to the following qualifications:

6.1.              The opinions and statements expressed herein are subject to any limitations arising from or in connection with, and we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding or emergency measures, a non-insolvency dissolution or liquidation, a statutory merger or demerger, fraudulent conveyance (actio pauliana) and other laws of general application relating to or affecting the rights of creditors.

6.2.              Under Dutch Law, notwithstanding the recognition of the laws of the State of New York as the governing law of the Documents and the Notes:

a.          effect may be given to the overriding mandatory provisions of the country where the obligations arising out of the contract have to be or have been performed, in so far as those overriding mandatory provisions render the performance of the contract unlawful, such irrespective of the governing law of the Documents;

b.          Dutch Law will be applied insofar as it is mandatory overriding irrespective of the governing law of the Documents and the Notes; and

c.          the application of the laws of the State of New York may be refused if it is manifestly incompatible with Dutch public policy.

6.3.              The enforcement in a court of the Netherlands of the Documents and the Notes and of foreign judgments is subject to Dutch rules of civil procedure.

6.4.              The enforcement in the Netherlands of the Documents and the Notes may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5.              To the extent that Dutch law applies, any provision that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.6.              To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Notes, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7.              Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.8.              To the extent Dutch law applies, any provision in the Indentures to the effect that:

a.          the Trustee may in its own name as trustee of an express trust, institute proceedings;

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b.          no holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, the Notes or for the appointment of a receiver or trustee, or for any other remedy under the Indentures, unless such holder has amongst others previously given written notice to the Trustee as further provided in the Indentures;

c.         the Trustee may prosecute and enforce all rights of action and claims under the Indentures or the Notes without the possession of any of the Notes or the production thereof in any proceeding relating thereto;

may not be enforceable.

6.9.              We express no opinion on the consequences of any concurrent proceedings or competing judgments resulting therefrom.

6.10.          In proceedings before a court of the Netherlands for the enforcement of the Documents or any Note, the court may mitigate amounts due in respect of litigation and collection costs. In addition, specific performance or injunction relief may not always be granted.

6.11.          The appointment of a process agent only constitutes an elected address for service of process, recognised under Dutch Law, if parties elect domicile (woonplaats) explicitly, in writing and with a view to the service of process. A writ of summons (dagvaardingsexploot) commencing civil proceedings (dagvaardingsprocedure) before a Dutch court needs to be served by a bailiff of the courts of the Netherlands. If the proceedings before a Dutch court are commenced by a petition (verzoekschrift), a notice (oproeping) needs to be given by the court.

6.12.           To the extent that Dutch Law applies, a power of attorney (volmacht) (including the appointment of an agent for purposes of service of process) (i) does not exclude the principal's right to perform the legal acts covered by the power of attorney, (ii) can be irrevocable only to the extent it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and is subject to any amendments made or limitations imposed by a court on serious grounds (gewichtige redenen), and (iii) will terminate upon the death of the attorney, upon the attorney being placed under guardianship (ondercuratelestelling), upon the attorney giving notice of termination (opzegging) and, if not irrevocable, upon revocation by the principal.

6.13.          To the extent that any provision of the Indentures or the Notes are general conditions within the meaning of Section 6:231 DCC, a holder of a Note may nullify (vernietigen) that provision if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indentures or Notes, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 DCC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of Note is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Section 8.02 of the Original Indenture might fall within the scope of Section 6:236 DCC.

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6.14.          The Extract does not provide conclusive evidence that the facts set out therein are correct. However, under the Dutch 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a company incorporated in the Netherlands cannot invoke the incorrectness or incompleteness of the information regarding it contained in a trade register extract against third parties who were unaware thereof.

6.15.          The Non-Insolvency Confirmations do not provide conclusive evidence that the Issuer has not become the subject of an Insolvency Proceeding.

6.16.          We express no opinion on tax law.

6.17.          We express no opinion on the laws of the European Union (insofar as not implemented in Dutch Law or directly applicable in the Netherlands) and on competition and procurement laws.

6.18.          We express no opinion on any right, or the consequences of exercising any right, to convert an Note into another instrument.

6.19.          We express no opinion with respect to any rights in rem.

7.                   Limitations

We express no opinion or statement on any law other than Dutch Law. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law under that other law.

The opinions and statements expressed herein are rendered only as of the date of this letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions or statements expressed herein.

Nothing in this letter should be taken as expressing an opinion or statement in respect of any representations or warranties or other information contained in the Indentures and Registration Statement or any other document examined in connection with this letter except as expressly confirmed herein.

8.                    Reliance

This letter may only be relied upon under the express condition that it and any issues of interpretation or liability arising thereunder will be governed by Dutch Law and be brought before a court of the Netherlands. In addition, this letter may only be relied upon under the express condition and limitation that any possible liability of Houthoff Buruma, its members (including their directors) and employees is limited to the amount available and payable under Houthoff Buruma's professional malpractice insurance coverage.

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This letter is an exhibit to the Registration Statement and may be relied upon for the purpose of the issue of the Notes. In addition this letter is addressed to you and may only be relied upon by you in connection with the issue of the Notes and the transactions to which the Documents relate. This letter may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the issue of the Notes and the transactions to which the Documents relate. A copy may, however, be provided to your legal counsel solely for the purpose of the issue of the Notes and the transactions to which the Documents relate and subject to the same restrictions.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement, and in the prospectus supplement relating to the offering of the Notes, under the heading "Legal Matters" as counsel for the Issuer who has passed on the validity of the Notes being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the SEC thereunder.

In giving this consent, we do not imply that we are experts under the U.S. Securities Act of 1933, as amended or the rules or regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this letter.

Yours faithfully,

/s/ HOUTHOFF BURUMA COÖPERATIEF U.A.

HOUTHOFF BURUMA COÖPERATIEF U.A.

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